UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2020

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amerant Bancorp Inc. (“Amerant” or the “Company”) previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2020, the resignation of Alberto Peraza as Co-President and Chief Financial Officer and the appointment of Carlos Iafigliola as interim Chief Financial Officer, effective March 16, 2020.

In connection with his resignation, the Company and Amerant Bank, N.A. entered into a Separation and Consulting Agreement dated as of March 16, 2020 (the “Agreement”) with Mr. Peraza and Alberto Peraza, LLC (the “Consulting Company”). Pursuant to the Agreement, from March 17, 2020 through April 28, 2020, Mr. Peraza will provide consulting services to the Company in order to support the Company's finance and accounting activities and transition the responsibilities of Chief Financial Officer to Mr. Iafigliola. For such consulting services, the Consulting Company will receive a fee of $250,000, which will be paid as one lump sum payment on April 30, 2020. The Agreement also contains customary provisions, including a provision related to confidentiality.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
10.1	Separation and Consulting Agreement dated as of March 16, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2020	Amerant Bancorp Inc.

	By:	/s/ Mariola Triana Sanchez
Name: Mariola Triana Sanchez
Title: Senior Vice President - General Counsel